UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2007

(Date of Report: Date of earliest event reported)

Reflect Scientific, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-31377	87-0642556
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1270 South 1380 West, Orem, Utah 84058

 (Address of principal executive office)

Registrant's telephone number, including area code: (801) 226-4100

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

         ITEM 4.01 CHANGES IN REGISTRANT=S CERTIFYING ACCOUNTANT

Reflect Scientific, Inc., a Utah corporation has changed its auditors, from HJ & Associates, LLC to Mantyla McReynolds, LLC effective October 3, 2007.  Mantyla McReynolds will be the new independent auditor for Reflect Scientific and audit our December 31, 2007, year end.  Mantyla McReynolds entered into an engagement letter with Reflect Scientific on October 3, 2007.   Additionally, Mantyla McReynolds will review the September 30, 2007, financial statements and 10QSB for Reflect Scientific and all subsequent 10QSBs. With the hiring of David Strate as the CFO of Reflect Scientific, we were required to change auditors and accordingly, notified HJ & Associates that we were going to dismiss them as auditors effective October 1, 2007 for all further services because of the hiring of Mr. Strate.  Mr. Strate was employed by HJ & Associates at the time we hired him and we believed, along with HJ & Associates, that this created a potential conflict of interest going forward and would make HJ & Associates no longer independent in the future.

Reflect Scientific has never had any disagreement with HJ & Associates as to any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure in connection with its reports.  This includes all time frames HJ & Associates has served as Reflect Scientific=s auditors including the time period covering Reflect Scientific=s two most recent fiscal years ended December 31, 2006 and 2005, through October 3, 2007.  Additionally, HJ & Associates during the past two years has not issued an adverse opinion, a disclaimer of opinion, or qualified or modified as to uncertainty, audit scope or accounting principles any of its opinions related to the Company and its financial statements.

HJ & Associates had not issued any adverse opinion or disclaimer of opinion, or modified its opinion as to uncertainty, audit scope, or accounting principles.

Reflect Scientific has had no disagreements with HJ & Associates, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to HJ & Associate’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  Reflect Scientific had no disagreements or discussions with HJ & Associates on any matters of concern to either party.  Additionally, HJ & Associates had not expressed concern on Reflect Scientific’s internal accounting controls or on any matters regarding management.  Reflect Scientific has authorized HJ & Associates and Mantyla McReynolds, LLC to discuss any matters regarding Reflect Scientific’s financial statements and accounting systems.  The change in auditors has been approved by Reflect Scientific’s board of directors on October 3, 2007.  Reflect Scientific has not consulted with Mantyla McReynolds on any particular accounting issues.

Reflect Scientific has requested HJ & Associates and Mantyla McReynolds to review the foregoing disclosure and for HJ & Associates to provide a letter addressed to the Securities an Exchange Commission stating whether they agree with the above statements and, if not, stating in what respects they do not agree.  The letter from HJ & Associates will be filed upon receipt.  Mantyla McReynolds has also been asked, if they would like too, provide a letter to the SEC on whether they agree with the above disclosure.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

   16.01          Letter from HJ & Associates, LLC                          To be Filed

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Reflect Scientific, Inc.

By: /s/Kim Boyce

Date: October 19, 2007                                                        Kim Boyce, Chief Executive Officer